Exhibit 1.01

Conflict Minerals Report

Enovis Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for the period from January 1st 2021 to December 31st 2021 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 28, 2022.

Unless the context indicates otherwise, the terms “Enovis,” “we,” “its,” “us,” and “our” refer to Enovis Corporation and its consolidated subsidiaries. As used herein, “Conflict Minerals” or “3TG” is defined as, consistent with the Conflict Minerals Rule, cassiterite, columbite-tantalite (coltan), gold, wolframite and the derivatives tin, tantalum and tungsten.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG, and (3) political, regulatory and economic developments, whether in the Democratic Republic of the Congo (“DRC”) region (the “Covered Countries”), the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this document or to reflect the occurrence of unanticipated events.

Company and Product Information

Enovis Corporation is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, our extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond.

Our continuing in-scope product categories for 2021 were orthopedic devices. For a further discussion of our products, see our Annual Report on Form 10-K for the year ended December 31, 2021. The information contained in our Form 10-K and other external materials referenced herein, including our website, is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or the Form SD. On April 4, 2022, we completed the separation of ESAB Corporation, which was our fabrication technology business. This Conflict Minerals Report pertains only to our continuing business.

Applicability of the Conflict Minerals Rule to Our Company

We are subject to the Conflict Minerals Rule because some of the products that we manufacture contain 3TG that are necessary to their functionality or production. Our in-scope products contain tin, tantalum, tungsten and gold, although each in-scope product does not contain all four 3TG.

We generally do not source 3TG from smelters or refiners and have no direct relationships with mines, and we believe that we are in most cases many levels removed from all of these market participants. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy, which is described below, and encourage conflict free sourcing in our supply chain.

Product, smelter and refiner information in respect of 2021 is described under “Product Information” below and on Annex A. For 2021, each of our in-scope products contained 3TG content for which we were unable to determine the origin. None of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.” The terms “adjoining country,” “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

Our Conflict Minerals Policy

We are committed to being a responsible corporate citizen and are opposed to human rights abuses such as are occurring in the DRC. To this end, we have adopted and communicated to our suppliers and the public a company policy (the “Conflict Minerals Policy”) for the supply chain of 3TG.

The Conflict Minerals Policy includes, but is not limited to, our expectations that:

1.	The components, parts and products supplied to us are DRC conflict free within the meaning of the Conflict Minerals Rule;

2.

Our suppliers define, implement and communicate to sub-suppliers their own 3TG policy consistent with our Conflict Minerals Policy and the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”); and

3.

Our suppliers implement policies, procedures and frameworks that are consistent with the OECD Guidance and require their direct and indirect sub-suppliers to do the same, and that our suppliers otherwise work with sub-suppliers to ensure traceability of 3TG.

We do not embargo responsibly sourced 3TG from the Covered Countries or other conflict-affected and high-risk areas and encourage our suppliers to continue to source responsibly from the Covered Countries or other conflict-affected and high-risk areas, from sources that do not support conflict.

Our policy is available on our website at https://ir.enovis.com/static-files/5f7e2a02-e1de-4317-aa11-f1a284e476c0.

Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, for 2021, we conducted a “reasonable country of origin inquiry” (“RCOI”). For our RCOI, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance, which are discussed below.

Our inquiry included approximately 1,141 suppliers (the “Suppliers”) that we identified as having provided us with components, parts or products that contain 3TG or that we believe may have provided us with components, parts or products that contain 3TG. For 2021, the Suppliers identified to us 335 smelters and refiners that processed or may have processed the necessary 3TG contained in our in-scope products, as shown and described under Annex A below. These smelters and refiners include 230 smelters and refiners identified as “Conformant” and 18 identified as “Active,” each as defined in Annex A. This information is based primarily on company-level declarations from Suppliers. Accordingly, many of these smelters and refiners may not be part of our supply chain, as we generally were not able to collect data at the product-level.

Based on the results of our RCOI, we exercised due diligence for 2021. These due diligence efforts are discussed below.

Due Diligence Program

Design Framework

We designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Guidance, Third Edition, including the related Supplements for tin, tantalum and tungsten and for gold (hereinafter referred to as the “OECD Guidance”).

Selected Elements of our Due Diligence Program

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our due diligence program are discussed below. However, these are not all of the elements of the program that we have put in place to help ensure that the 3TG contained in our in-scope products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the five steps.

1.	OECD Guidance Step One: “Establish strong company management systems”

a.

We have a Conflict Minerals Policy. We communicate the policy internally to our sourcing teams and to selected suppliers. The Conflict Minerals Policy also is posted on our website at https://ir.enovis.com/static-files/5f7e2a02-e1de-4317-aa11-f1a284e476c0.

b.

We have a team of senior staff under the Senior Vice President, Supply Chain and Senior Vice President and General Counsel charged with managing our 3TG compliance strategy. We supplement our compliance efforts with specialist outside counsel.

c.	Selected internal personnel are educated on the Conflict Minerals Rule, the OECD Guidance, our compliance plan and the procedures for reviewing and validating supplier responses to our inquiries.

d.

We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Initiative (the “RMI”) to identify smelters and refiners in our supply chain. The CMRT requests suppliers to provide information concerning the usage and source of 3TG in their products, as well as information concerning their related compliance efforts. We utilize a third-party service provider (the “Service Provider”) to conduct our supplier outreach and follow-up, as well as for the review and validation of supplier responses.

e.	We maintain business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, for at least five years.

f.	The Service Provider provides training and educational materials to suppliers to enhance the quality of responses.

g.	We have contractual terms relating to 3TG, which are incorporated into selected supplier contracts.

h.

We have a mechanism for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy. The contact information for our grievance mechanism is www.enovis.ethicspoint.com.

2.	OECD Guidance Step Two: “Identify and assess risk in the supply chain”

a.

We requested in writing, through the Service Provider, that the Suppliers provide us with a completed CMRT. The Service Provider followed up by email or phone on our behalf with Suppliers that did not respond to the request within the specified time frame. The Service Provider followed up with non-responsive Suppliers.

b.

The Service Provider, on our behalf, reviewed Supplier responses against its written review criteria to identify incomplete responses, potential errors and inaccuracies in the CMRTs. The Service Provider followed up by email with Suppliers that submitted a response that triggered specific quality issues relating to completeness and accuracy.

c.

Smelter and refiner information provided by Suppliers was reviewed by the Service Provider against the RMI’s list of known smelters and refiners. To the extent that a smelter or refiner identified by a Supplier is not on that list, the Service Provider may take additional steps to attempt to determine whether the listed entity is a smelter or refiner. Smelter and refiner information also was reviewed against the lists of Conformant and Active smelters and refiners published by the RMI. 230 of the identified smelters and refiners were listed as Conformant by the RMI and 18 were listed as Active, as of May 13, 2022. Please see Annex A below for further information regarding the smelters and refiners identified to us through our RCOI and due diligence.

The Service Provider bases its country of origin determinations on publicly available information, its outreach to smelters and refiners and information provided by suppliers in their completed CMRTs. Consistent with the foregoing, to the extent that a smelter or refiner identified by a Supplier was not listed as Conformant by the RMI, the Service Provider undertook an additional review to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the Covered Countries.

The Service Provider attempted to reach out to the smelter or refiner directly and conducted research to gain more information about the smelter’s or refiner’s sourcing practices, including the countries of origin of the minerals that it processes, the transit and transfer of the minerals that it processes and whether it has in place internal due diligence procedures or other processes to track the chain-of-custody of its 3TG.

d.

The Service Provider evaluated Suppliers’ due diligence processes and policies based on the Suppliers’ responses to certain of the questions in the CMRT. These questions ask suppliers about their internal processes regarding 3TG.

e.

We take steps to gather additional information from suppliers whose responses lead us to believe additional information is warranted to help ensure that our supply chain is responsibly sourcing 3TG. This may include requesting product-specific CMRTs or other information.

3.	OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”

a.

Our 3TG compliance team reviewed the reports and evaluations prepared by the Service Provider and liaised with appropriate members of senior management in our legal and supply chain teams, including our Senior Vice President, Supply Chain and Senior Vice President and General Counsel, regarding the results of our Supplier outreach.

b.

We undertake additional internal reviews with our legal and supply chain teams on a periodic basis using the information provided by the Service Provider, our suppliers and our independent inquiries, and respond via supplier follow-up, commercial escalation or other commensurate means to the risks identified via these reviews.

4.	OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”

In connection with our due diligence, we utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence.

5.	OECD Guidance Step Five: “Report on supply chain due diligence”

We file a Form SD and Conflict Minerals Report with the Securities and Exchange Commission and make these filings available on our website at http://ir.enovis.com/sec-filings.

Identified Smelters and Refiners

In connection with our RCOI or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed on Annex A below either as part of our supply chain or as potentially having processed the necessary 3TG contained in our in-scope products in 2021. Due to our position in the supply chain, which is discussed earlier in this Conflict Minerals Report, we rely on our suppliers for accurate smelter and refiner information and our due diligence measures do not provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our in-scope products.

We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that the Suppliers provide us or our Service Provider with a completed CMRT, and through the other activities described herein that were taken by us or the Service Provider.

Future Risk Mitigation Efforts

We intend to take the following additional steps to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups in the Covered Countries. These steps are in addition to the steps that we took in respect of 2021 described in this Conflict Minerals Report, which we intend to continue to take in respect of 2022 to the extent applicable.

1.

Engage with applicable Suppliers that provided non-Conformant smelters and refiners, incomplete responses or that did not provide responses for 2021 to help ensure that they provide requested information for 2022.

•	Engage in additional outreach to Suppliers with non-Conformant responses;

•	Conduct further training for Suppliers; and

•	Work to identify improved contacts for non-respondents.

2.	Encourage the continuing development and progress of traceability measures at Suppliers that indicated for 2021 that the source of 3TG was unknown or undeterminable.

3.	Continue communicating to suppliers our sourcing expectations, including through the dissemination of the Conflict Minerals Policy to them and required adherence to contractual sourcing requirements.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.

Smelters and Refiners

In connection with our RCOI or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below as either being part of our supply chain or as potentially having processed the necessary 3TG contained in our in-scope products in 2021. Please see the notes that accompany the tables for additional information concerning the information in the tables.

Summary Smelter and Refiner Information

Metal	Conformant	Active	On Smelter Look-up Tab Only	Total
Gold	99	7	66	172
Tantalum	35	0	0	35
Tin	54	7	17	78
Tungsten	42	4	4	50
Totals	230	18	87	335

The following percentages of the identified smelters and refiners were listed as Conformant, by mineral: gold – 58%; tantalum – 100%; tin – 69%; and tungsten – 84%.

Smelter and Refiner Names and Status

Metal	Standard Smelter Name	Smelter Facility Location	Status
Gold	8853 S.p.A.	Italy	Conformant

Gold	Advanced Chemical Company	United States Of America	Conformant

Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant

Gold	Argor-Heraeus S.A.	Switzerland	Conformant

Gold	Asahi Pretec Corp.	Japan	Conformant

Gold	Asahi Refining Canada Ltd.	Canada	Conformant

Gold	Asahi Refining USA Inc.	United States Of America	Conformant

Gold	Asaka Riken Co., Ltd.	Japan	Conformant

Gold	Aurubis AG	Germany	Conformant

Gold	Bangalore Refinery	India	Conformant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant

Gold	Boliden AB	Sweden	Conformant

Gold	C. Hafner GmbH + Co. KG	Germany	Conformant

Gold	CCR Refinery—Glencore Canada Corporation	Canada	Conformant

Gold	Cendres + Metaux S.A.	Switzerland	Conformant

Gold	Chimet S.p.A.	Italy	Conformant

Gold	Chugai Mining	Japan	Conformant

Gold	Dowa	Japan	Conformant

Gold	DSC (Do Sung Corporation)	Korea, Republic Of	Conformant

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant

Gold	Emirates Gold DMCC	United Arab Emirates	Conformant

Gold	Geib Refining Corporation	United States Of America	Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant

Gold	Heimerle + Meule GmbH	Germany	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant

Gold	Istanbul Gold Refinery	Turkey	Conformant

Gold	Italpreziosi	Italy	Conformant

Gold	Japan Mint	Japan	Conformant

Gold	Jiangxi Copper Co., Ltd.	China	Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant

Gold	Kazzinc	Kazakhstan	Conformant

Gold	Kennecott Utah Copper LLC	United States Of America	Conformant

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant

Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant

Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	Conformant

Gold	L’Orfebre S.A.	Andorra	Conformant

Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	Conformant

Gold	LT Metal Ltd.	Korea, Republic Of	Conformant

Gold	Marsam Metals	Brazil	Conformant

Gold	Materion	United States Of America	Conformant

Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant

Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant

Gold	Metalor Technologies S.A.	Switzerland	Conformant

Gold	Metalor USA Refining Corporation	United States Of America	Conformant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant

Gold	Mitsubishi Materials Corporation	Japan	Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant

Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant

Gold	NH Recytech Company	Korea, Republic Of	Conformant

Gold	Nihon Material Co., Ltd.	Japan	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant

Gold	PAMP S.A.	Switzerland	Conformant

Gold	Planta Recuperadora de Metales SpA	Chile	Conformant

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant

Gold	PX Precinox S.A.	Switzerland	Conformant

Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant

Gold	REMONDIS PMR B.V.	Netherlands	Conformant

Gold	Royal Canadian Mint	Canada	Conformant

Gold	SAAMP	France	Conformant

Gold	Safimet S.p.A	Italy	Conformant

Gold	SAFINA A.S.	Czechia	Conformant

Gold	Samduck Precious Metals	Korea, Republic Of	Conformant

Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant

Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	Conformant

Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	Conformant

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant

Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	Conformant

Gold	T.C.A S.p.A	Italy	Conformant

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conformant

Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant

Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant

Gold	Torecom	Korea, Republic Of	Conformant

Gold	Umicore Precious Metals Thailand	Thailand	Conformant

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant

Gold	United Precious Metal Refining, Inc.	United States Of America	Conformant

Gold	Valcambi S.A.	Switzerland	Conformant

Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant

Gold	WIELAND Edelmetalle GmbH	Germany	Conformant

Gold	Yamakin Co., Ltd.	Japan	Conformant

Gold	Yokohama Metal Co., Ltd.	Japan	Conformant

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant

Gold	Abington Reldan Metals, LLC	United States Of America	Active

Gold	Alexy Metals	United States Of America	Active

Gold	Augmont Enterprises Private Limited	India	Active

Gold	C.I Metales Procesados Industriales SAS	Colombia	Active

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	Active

Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	Active

Gold	WEEEREFINING	France	Active

Gold	ABC Refinery Pty Ltd.	Australia	On Smelter Look-up Tab Only

Gold	African Gold Refinery	Uganda	On Smelter Look-up Tab Only

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	On Smelter Look-up Tab Only

Gold	AU Traders and Refiners	South Africa	On Smelter Look-up Tab Only

Gold	Caridad	Mexico	On Smelter Look-up Tab Only

Gold	CGR Metalloys Pvt Ltd.	India	On Smelter Look-up Tab Only

Gold	Daye Non-Ferrous Metals Mining Ltd.	China	On Smelter Look-up Tab Only

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	On Smelter Look-up Tab Only

Gold	Dijllah Gold Refinery FZC	United Arab Emirates	On Smelter Look-up Tab Only

Gold	Emerald Jewel Industry India Limited (Unit 1)	India	On Smelter Look-up Tab Only

Gold	Emerald Jewel Industry India Limited (Unit 2)	India	On Smelter Look-up Tab Only

Gold	Emerald Jewel Industry India Limited (Unit 3)	India	On Smelter Look-up Tab Only

Gold	Emerald Jewel Industry India Limited (Unit 4)	India	On Smelter Look-up Tab Only

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	On Smelter Look-up Tab Only

Gold	Fujairah Gold FZC	United Arab Emirates	On Smelter Look-up Tab Only

Gold	Gold Coast Refinery	Ghana	On Smelter Look-up Tab Only

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	On Smelter Look-up Tab Only

Gold	Guangdong Jinding Gold Limited	China	On Smelter Look-up Tab Only

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	Hunan Chenzhou Mining Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	On Smelter Look-up Tab Only

Gold	Industrial Refining Company	Belgium	On Smelter Look-up Tab Only

Gold	International Precious Metal Refiners	United Arab Emirates	On Smelter Look-up Tab Only

Gold	JALAN & Company	India	On Smelter Look-up Tab Only

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	On Smelter Look-up Tab Only

Gold	JSC Uralelectromed	Russian Federation	On Smelter Look-up Tab Only

Gold	K.A. Rasmussen	Norway	On Smelter Look-up Tab Only

Gold	Kaloti Precious Metals	United Arab Emirates	On Smelter Look-up Tab Only

Gold	Kazakhmys Smelting LLC	Kazakhstan	On Smelter Look-up Tab Only

Gold	Kundan Care Products Ltd.	India	On Smelter Look-up Tab Only

Gold	Kyrgyzaltyn JSC	Kyrgyzstan	On Smelter Look-up Tab Only

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	On Smelter Look-up Tab Only

Gold	L’azurde Company For Jewelry	Saudi Arabia	On Smelter Look-up Tab Only

Gold	Lingbao Gold Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	MD Overseas	India	On Smelter Look-up Tab Only

Gold	Metallix Refining Inc.	United States Of America	On Smelter Look-up Tab Only

Gold	Modeltech Sdn Bhd	Malaysia	On Smelter Look-up Tab Only

Gold	Morris and Watson	New Zealand	On Smelter Look-up Tab Only

Gold	Moscow Special Alloys Processing Plant	Russian Federation	On Smelter Look-up Tab Only

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	On Smelter Look-up Tab Only

Gold	OJSC Novosibirsk Refinery	Russian Federation	On Smelter Look-up Tab Only

Gold	Pease & Curren	United States Of America	On Smelter Look-up Tab Only

Gold	Penglai Penggang Gold Industry Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	On Smelter Look-up Tab Only

Gold	QG Refining, LLC	United States Of America	On Smelter Look-up Tab Only

Gold	Refinery of Seemine Gold Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	Sabin Metal Corp.	United States Of America	On Smelter Look-up Tab Only

Gold	Sai Refinery	India	On Smelter Look-up Tab Only

Gold	Samwon Metals Corp.	Korea, Republic Of	On Smelter Look-up Tab Only

Gold	Sellem Industries Ltd.	Mauritania	On Smelter Look-up Tab Only

Gold	Shandong Humon Smelting Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	Shirpur Gold Refinery Ltd.	India	On Smelter Look-up Tab Only

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	On Smelter Look-up Tab Only

Gold	Sovereign Metals	India	On Smelter Look-up Tab Only

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	On Smelter Look-up Tab Only

Gold	Sudan Gold Refinery	Sudan	On Smelter Look-up Tab Only

Gold	Super Dragon Technology Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	Value Trading	Belgium	On Smelter Look-up Tab Only

Gold	Yunnan Copper Industry Co., Ltd.	China	On Smelter Look-up Tab Only

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant

Tantalum	D Block Metals, LLC	United States Of America	Conformant

Tantalum	F&X Electro-Materials Ltd.	China	Conformant

Tantalum	FIR Metals & Resource Ltd.	China	Conformant

Tantalum	Global Advanced Metals Aizu	Japan	Conformant

Tantalum	Global Advanced Metals Boyertown	United States Of America	Conformant

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Conformant

Tantalum	H.C. Starck Co., Ltd.	Thailand	Conformant

Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conformant

Tantalum	H.C. Starck Inc.	United States Of America	Conformant

Tantalum	H.C. Starck Ltd.	Japan	Conformant

Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant

Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Conformant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant

Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant

Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant

Tantalum	KEMET Blue Metals	Mexico	Conformant

Tantalum	LSM Brasil S.A.	Brazil	Conformant

Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant

Tantalum	Mineracao Taboca S.A.	Brazil	Conformant

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant

Tantalum	NPM Silmet AS	Estonia	Conformant

Tantalum	QuantumClean	United States Of America	Conformant

Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conformant

Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant

Tantalum	Telex Metals	United States Of America	Conformant

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant

Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant

Tin	Alpha	United States Of America	Conformant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant

Tin	China Tin Group Co., Ltd.	China	Conformant

Tin	CRM Synergies	Spain	Conformant

Tin	Dowa	Japan	Conformant

Tin	EM Vinto	Bolivia (Plurinational State Of)	Conformant

Tin	Estanho de Rondonia S.A.	Brazil	Conformant

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant

Tin	Fenix Metals	Poland	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conformant

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant

Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant

Tin	Luna Smelter, Ltd.	Rwanda	Conformant

Tin	Ma’anshan Weitai Tin Co., Ltd.	China	Conformant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Conformant

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant

Tin	Metallic Resources, Inc.	United States Of America	Conformant

Tin	Metallo Belgium N.V.	Belgium	Conformant

Tin	Metallo Spain S.L.U.	Spain	Conformant

Tin	Mineracao Taboca S.A.	Brazil	Conformant

Tin	Minsur	Peru	Conformant

Tin	Mitsubishi Materials Corporation	Japan	Conformant

Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	Conformant

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant

Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	Conformant

Tin	PT Artha Cipta Langgeng	Indonesia	Conformant

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant

Tin	PT Babel Inti Perkasa	Indonesia	Conformant

Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant

Tin	PT Bangka Serumpun	Indonesia	Conformant

Tin	PT Bukit Timah	Indonesia	Conformant

Tin	PT Cipta Persada Mulia	Indonesia	Conformant

Tin	PT Menara Cipta Mulia	Indonesia	Conformant

Tin	PT Mitra Stania Prima	Indonesia	Conformant

Tin	PT Prima Timah Utama	Indonesia	Conformant

Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant

Tin	PT Refined Bangka Tin	Indonesia	Conformant

Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant

Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant

Tin	PT Timah Tbk Kundur	Indonesia	Conformant

Tin	PT Timah Tbk Mentok	Indonesia	Conformant

Tin	PT Tinindo Inter Nusa	Indonesia	Conformant

Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant

Tin	Rui Da Hung	Taiwan, Province Of China	Conformant

Tin	Soft Metais Ltda.	Brazil	Conformant

Tin	Thaisarco	Thailand	Conformant

Tin	Tin Technology & Refining	United States Of America	Conformant

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant

Tin	Yunnan Tin Company Limited	China	Conformant

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Active

Tin	CV Venus Inti Perkasa	Indonesia	Active

Tin	PT Aries Kencana Sejahtera	Indonesia	Active

Tin	PT Mitra Sukses Globalindo	Indonesia	Active

Tin	PT Sukses Inti Makmur	Indonesia	Active

Tin	PT Timah Nusantara	Indonesia	Active

Tin	Super Ligas	Brazil	Active

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	On Smelter Look-up Tab Only

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	On Smelter Look-up Tab Only

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	On Smelter Look-up Tab Only

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	On Smelter Look-up Tab Only

Tin	Gejiu Kai Meng Industry and Trade LLC	China	On Smelter Look-up Tab Only

Tin	Melt Metais e Ligas S.A.	Brazil	On Smelter Look-up Tab Only

Tin	Modeltech Sdn Bhd	Malaysia	On Smelter Look-up Tab Only

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	On Smelter Look-up Tab Only

Tin	Pongpipat Company Limited	Myanmar	On Smelter Look-up Tab Only

Tin	Precious Minerals and Smelting Limited	India	On Smelter Look-up Tab Only

Tin	PT Belitung Industri Sejahtera	Indonesia	On Smelter Look-up Tab Only

Tin	PT Panca Mega Persada	Indonesia	On Smelter Look-up Tab Only

Tin	PT Tirus Putra Mandiri	Indonesia	On Smelter Look-up Tab Only

Tin	PT Tommy Utama	Indonesia	On Smelter Look-up Tab Only

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	On Smelter Look-up Tab Only

Tin	VQB Mineral and Trading Group JSC	Viet Nam	On Smelter Look-up Tab Only

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	On Smelter Look-up Tab Only

Tungsten	A.L.M.T. Corp.	Japan	Conformant

Tungsten	ACL Metais Eireli	Brazil	Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant

Tungsten	China Molybdenum Co., Ltd.	China	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant

Tungsten	Cronimet Brasil Ltda	Brazil	Conformant

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Conformant

Tungsten	Fujian Xinlu Tungsten	China	Conformant

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant

Tungsten	GEM Co., Ltd.	China	Conformant

Tungsten	Global Tungsten & Powders Corp.	United States Of America	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant

Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant

Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant

Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant

Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	Conformant

Tungsten	Kennametal Fallon	United States Of America	Conformant

Tungsten	Kennametal Huntsville	United States Of America	Conformant

Tungsten	KGETS Co., Ltd.	Korea, Republic Of	Conformant

Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	Conformant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant

Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	Conformant

Tungsten	Moliren Ltd.	Russian Federation	Conformant

Tungsten	Niagara Refining LLC	United States Of America	Conformant

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant

Tungsten	Unecha Refractory metals plant	Russian Federation	Conformant

Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Active

Tungsten	NPP Tyazhmetprom LLC	Russian Federation	Active

Tungsten	OOO “Technolom” 1	Russian Federation	Active

Tungsten	OOO “Technolom” 2	Russian Federation	Active

Tungsten	Artek LLC	Russian Federation	On Smelter Look-up Tab Only

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	On Smelter Look-up Tab Only

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	On Smelter Look-up Tab Only

Tungsten	LLC Volstok	Russian Federation	On Smelter Look-up Tab Only

We note the following in connection with the information contained in the foregoing tables:

(a)

The smelters and refiners reflected in the table were identified by the Suppliers to us as potentially being part of our 2021 supply chain. However, not all of the included smelters and refiners are believed by us to have processed the necessary 3TG contained in our in-scope products, since most Suppliers reported to us at a “company level” the 3TG contained in all of their products, not just those in the products that they sold to us. Some Suppliers also may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. The smelters and refiners reflected above may not be all of the smelters and refiners in our supply chain, since many Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and not all of the Suppliers responded to our inquiries.

(b)	All compliance status information in the tables is as of May 13, 2022. Compliance status is based on information published by the RMI, without independent verification by us.

(c)

“Conformant” means that a smelter or refiner has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Included smelters and refiners were not necessarily Conformant for all or part of 2021 and may not continue to be Conformant for any future period.

(d)	“Active” means that the smelter or refiner is currently engaged in the RMAP but a conformance determination has yet to be made.

(e)

“Smelter Look-up List Tab Only” means that a smelter or refiner is listed on the Smelter Look-up list tab of the CMRT, but is not listed as “Conformant” or “Active.” The RMI notes on its website that the operational impacts of COVID-19 have led to postponements of some RMAP assessments. The RMI website also notes that, due to the eligibility criteria for an RMAP assessment, smelters and refiners are sometimes removed from the Conformant list because they are no longer operational and not because they are non-conformant to the standard.

(f)	The table includes only entities that are listed as verified smelters on the Smelter Look-up list tab of the CMRT.

(g)	Smelter and refiner country location is based on information published by the RMI, without independent verification by us.

Country of Origin Information

The identified countries of origin of the 3TG processed by the smelters and refiners listed in the table above may have included the countries below, based on publicly available information, our RCOI and due diligence and other information gathered by the Service Provider. These may not be all of the countries of origin from which the smelters and refiners listed above may have sourced 3TG.

Afghanistan	Dominican Republic	Lithuania	Sierra Leone

Albania	Ecuador	Luxembourg	Singapore

Andorra	Egypt	Madagascar	Slovakia

Angola*	Eritrea	Malaysia	Slovenia

Argentina	Estonia	Mali	South Africa

Armenia	Ethiopia	Mauritania	South Sudan*

Australia	Finland	Mexico	Spain

Austria	France	Mongolia	Sudan

Belarus	Germany	Morocco	Suriname

Belgium	Ghana	Mozambique	Sweden

Bermuda	Guinea	Myanmar	Switzerland

Bolivia (Plurinational State of)	Guyana	Namibia	Taiwan

Brazil	Hong Kong	Netherlands	Tajikistan

Bulgaria	Hungary	New Zealand	Tanzania*

Burundi*	India	Niger	Thailand

Cambodia	Indonesia	Nigeria	Turkey

Canada	Ireland	Panama	Uganda*

Central African Republic*	Israel	Papua New Guinea	United Arab Emirates

Chile	Italy	Peru	United Kingdom

China	Japan	Philippines	United States

Colombia	Kazakhstan	Poland	Uzbekistan

Republic of the Congo*	Kenya	Portugal	Viet Nam

Democratic Republic of the Congo*	Korea	Russian Federation	Zambia*

Djibouti	Kyrgyzstan	Rwanda*	Zimbabwe

Dominica	Liberia	Saudi Arabia

*	Covered Country.

Alternatively, or in addition, some of the smelters and refiners may have sourced from recycled or scrap sources.